UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2026
Keurig Dr Pepper Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6425 Hall of Fame Lane, Frisco, Texas 75034
(Address of principal executive offices, including zip code)
(800) 527-7096
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KDP	The Nasdaq Stock Market LLC

Item 8.01. Other Events.

On September 28, 2026, DPS Holdings Inc. and Mott’s LLP, each a wholly-owned subsidiary of Keurig Dr Pepper Inc. (the “Company”), and certain other affiliates of the Company completed the previously announced transactions with FHU US Holdings, LLC, and certain of its affiliates (collectively, “Chobani”), including (i) the redemption of all of the Company’s indirect equity interests in Chobani for aggregate consideration of $800 million, consisting of (x) $400 million in cash and (y) a $400 million promissory note issued by Chobani to a subsidiary of the Company, which matures on December 26, 2026, and (ii) the sale of certain assets, including the Company’s leasehold interests in two facilities located in Allentown, Pennsylvania, for $125 million in cash.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG DR PEPPER INC.
Date: September 28, 2026
	By:	/s/ Anthony Shoemaker
		Name:	Anthony Shoemaker
		Title:	Chief Legal Officer, General Counsel and Secretary